Exhibit 4.01

[FACE OF SAILS]

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) (the “Depository”) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depository and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

CREDIT SUISSE FIRST BOSTON (USA), INC.

5.50% Shared Appreciation Income Linked Security due November 15, 2008

Mandatorily Exchangeable for

Shares of Common Stock of Equinix, Inc.

(the “SAILS”)

REGISTERED

CUSIP: 22541L889
ISIN: US22541L8899
Common Code: 023531003

No. R-0001	PRINCIPAL AMOUNT: $153,252,000

CREDIT SUISSE FIRST BOSTON (USA), INC., a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the office or agency of the Company in New York, New York, subject to the provisions described under on the reverse hereof, the Total Exchange Amount (as defined on the reverse hereof) on November 15, 2008 (the “Maturity Date”) and to pay interest quarterly, on February 15, May 15, August 15 and November 15 of each year, commencing February 15, 2006 on the principal sum of the SAILS, at said office or agency, at the rate per annum specified in the title of this SAILS, from February 15, May 15, August 15 or November 15, as the case may be, next preceding the date of this SAILS to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this SAILS or unless no interest has been paid or duly provided for on these SAILS, in which case from November 16, 2005, until payment of the Total Exchange Amount has been made or duly provided for; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register or by wire transfer as provided in the Indenture.  Notwithstanding the foregoing, if the date hereof is after February 1, May 1, August 1 or November 1, as the case may be, and before the following February 15, May 15, August 15 or November 15, this SAILS shall bear interest from such February 15, May 15, August 15 or November 15; provided, that if the Company shall default in the payment of interest due on such February 15, May 15, August 15 or November 15, then this SAILS shall bear interest from the next preceding February 15, May 15, August 15 or November 15, to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on these SAILS, from November 16, 2005.  The interest so payable on any February 15, May 15, August 15 or November 15 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this SAILS is registered at the close of business on February 1, May 1, August 1 or November 1, as the case may be, next preceding such February 15, May 15, August 1 or November 15, whether or not such day is a Business Day.

Payment of interest and any cash included in the Total Exchange Amount shall be made in the coin or currency of the United States.

Reference is made to the further provisions of this SAILS set forth on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This SAILS shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, Credit Suisse First Boston (USA), Inc. has caused this SAILS to be duly executed under its corporate seal.

CREDIT SUISSE FIRST BOSTON (USA), INC.

[SEAL]			By:	/s/ Grace J. Koo
				Name:	Grace J. Koo
				Title:	Managing Director

			By:	/s/ Peter Feeney
				Name:	Peter Feeney
				Title:	Treasurer

Attest:

By:	/s/ Rhonda G. Matty
	Name:	Rhonda G. Matty
	Title:	Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: November 16, 2005

JPMORGAN CHASE BANK, N.A.,
as Trustee

By:	/s/ Tai B. Lee
Authorized Signatory

[REVERSE OF SAILS]

CREDIT SUISSE FIRST BOSTON (USA), INC.

5.50% Shared Appreciation Income Linked Security due November 15, 2008

Mandatorily Exchangeable for

Shares of Common Stock of Equinix, Inc.

This SAILS is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to a senior indenture dated as of June 1, 2001 (herein called the “Indenture”), duly executed and delivered by the Company to JPMorgan Chase Bank, N.A., as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture.  This SAILS is one of a series designated as the “5.50% Shared Appreciation Income Linked Securities due November 15, 2008, Mandatorily Exchangeable for Shares of Common Stock of Equinix, Inc.” of the Company.

General

Credit Suisse First Boston Capital LLC, a subsidiary of the Company, entered into a forward purchase agreement, dated as of November 9, 2005, with i-STT Investments (Bermuda) Ltd. (“i-STT Investments (Bermuda)”), pursuant to which i-STT Investments (Bermuda) has agreed to deliver, subject to its right to cash settle such forward purchase agreement, an aggregate of between 3,643,820 and 4,300,000 shares of common stock of Equinix, Inc. (“Equinix Common Stock”), determined based on the same formula and at the same time that the Total Exchange Amount for the SAILS is determined, and subject to the same adjustments described in “Adjustments” below (the “Forward Purchase Agreement”).  Credit Suisse First Boston Capital LLC also entered into a collateral agreement, dated as of November 9, 2005, with i-STT Investments (Bermuda), pursuant to which i-STT Investments (Bermuda) has pledged to Credit Suisse First Boston Capital LLC an aggregate of 4,300,000 shares of Equinix Common Stock to secure its obligations under the Forward Purchase Agreement, subject to the adjustments described in “Adjustments” below and its right to substitute collateral as set forth therein (the “Collateral Agreement”).  The collateral agent under the Collateral Agreement is Credit Suisse First Boston LLC (the “Collateral Agent”).

Credit Suisse First Boston Capital LLC (the “Calculation Agent”) will make all calculations and determinations under the SAILS.  All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the Holders of the SAILS, the Trustee and the Company.

All percentages resulting from any calculation on the SAILS will be rounded to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the SAILS will be rounded to the nearest cent (with one-half cent being rounded upward).

Interest

Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue Total Exchange Amount and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this SAILS.  If a payment date is not a Business Day (as defined below) at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

“Business Day,” with respect to the SAILS and any place of payment, means any day which is not a Saturday, Sunday or any other day on which banking institutions in such place of payment are authorized or obligated by law or regulation to close.

Exchange at Maturity

Subject to the provisions of this SAILS set forth under “Adjustments” and “Early Repayment,” on the Maturity Date, the Company will, or will cause the Trustee to, deliver to the Holder of this SAILS with respect to each SAILS, the Total Exchange Amount together with accrued and unpaid interest.  “Total Exchange Amount” will consist of either (i) an aggregate amount of Equinix Common Stock, securities, cash and/or other property Per SAILS equal to the product of (A) the Reference Property Per SAILS (as defined below) and (B) the Exchange Rate (as defined below) or (ii) an amount in cash equal to the product of the Reference Property Value Per SAILS (as defined below) and the Exchange Rate, as determined by the Calculation Agent based on the composition of the Reference Property (as defined below) on the Maturity Date.  If the Reference Property includes securities, cash or other property other than Equinix Common Stock, each type of Reference Property will be allocated pro rata among the SAILS.

If the Company elects to deliver the property described in clause (i) above, the Company will deliver one-half of such property, allocated pro rata among the Equinix Common Stock, securities, cash and/or other property included in such property, on each of the Maturity Date (or, if the Maturity Date is not a Settlement Business Day (as defined below), the next Settlement Business Day) and the following Settlement Business Day.  However, on the first such Settlement Business Day, the Company will not deliver any fractional shares of any securities that the Company would otherwise be required to deliver.  Instead, the Company will deliver any such fractional shares on the second such Settlement Business Day, in addition to any other property the Company is required to deliver on such Settlement Business Day.  On the second such Settlement Business Day, the Company will pay cash in lieu of delivering any fractional shares of any securities included in the aggregate delivery the Company is required to make on such Settlement Business Day, in an amount equal to the Current Value of such fractional shares as determined by the Calculation Agent as of such Settlement Business Day.

The delivery mechanism described above will be subject to adjustment as described in “Delivery Adjustments” below.

If the Company elects to deliver the cash described in clause (ii) above, the Company will notify the Holder of this SAILS of such election no later than the 28th Business Day preceding the Maturity Date, and will deliver such cash on the Maturity Date (or, if the Maturity Date is not a Settlement Business Day, the next Settlement Business Day).

Delivery Adjustments

Under the terms of the Forward Purchase Agreement, the Company is not entitled to receive any shares of Equinix Common Stock, Marketable Equity Securities, or Transferable Exchangeable Securities from i-STT Investments (Bermuda) if, upon such receipt, the Company’s direct or indirect “beneficial ownership” (within the meaning of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules promulgated thereunder) would be equal to or greater than 9.9% of any class of any “equity security” (within the meaning of the Exchange Act) which is registered pursuant to Section 12 of the Exchange Act.  As a result of this provision, delivery to the Company by i-STT Investments (Bermuda) of any shares of Equinix Common Stock, Marketable Equity Securities or Transferable Exchangeable Securities, may be delayed at maturity or upon Early Repayment of the SAILS.  In such event, notwithstanding any provisions hereof, the Company will not deliver to the Holder of this SAILS any shares of Equinix Common Stock, Marketable Equity Securities or Transferable Exchangeable Securities on the date provided herein.  Instead, the Company will deliver such shares of Equinix Common Stock, Marketable Equity Securities or Transferable Exchangeable Securities, no later than the Business Day following the Company’s receipt thereof from i-STT Investments (Bermuda) pursuant to the Forward Purchase Agreement.

“Per SAILS” or “each SAILS” means each $35.64 principal amount of the SAILS.

“Settlement Business Day” means any day that is not a Saturday, a Sunday or a day on which the exchange for the Equinix Common Stock (or for any other Reference Security), banking institutions or trust companies in the City of New York or banking institutions in the Republic of Singapore are authorized or obligated by law or executive order to close.

The “Exchange Rate” will be determined as follows, subject to adjustment as a result of certain events as described under “Adjustments” below:

•                  if the Reference Property Value Per SAILS is greater than $ 42.06 (the “Threshold Appreciation Price”), the Exchange Rate will equal .8474;

•                  if the Reference Property Value Per SAILS is less than or equal to the Threshold Appreciation Price but is greater than $ 35.64 (the “Initial Price”), the Exchange Rate will be a fraction equal to the Initial Price divided by the Reference Property Value Per SAILS; and

•                  if the Reference Property Value Per SAILS is less than or equal to the Initial Price, the Exchange Rate will equal 1.

The “Reference Property” means any combination of Equinix Common Stock, securities, cash and/or other property that will be deliverable in the aggregate upon the exchange of the SAILS and will initially consist of shares of Equinix Common Stock, subject to change, adjustment or reduction by certain events described below under “Adjustments” and “Early Repayment” below.

The “Reference Property Per SAILS” means the number or amount of each type of Reference Property relating to one SAILS, and will initially mean one share of Equinix Common Stock, subject to change, adjustment or reduction by certain events described below under “Adjustments” and “Early Repayment” below.

The “Reference Property Value Per SAILS” means, for any date, the aggregate Averaged Value (as defined below) of the Reference Property Per SAILS as of that date.

The “Averaged Value” means, for any item of Reference Property as of any date:

•                  if the item consists of cash, the amount of cash;

•                  if the item consists of a Transferable Exchangeable Security (as defined below), its Current Value (as defined below) as of such date; and

•                  if the item consists of a Reference Security (as defined below), including Equinix Common Stock, the average of the Volume Weighted Average Price (as described below) of the Reference Security on each of the 20 Trading Days (as described below) immediately prior to, but not including, the second Trading Day preceding that date.

 A “Transferable Exchangeable Security” means an Exchangeable Security (as defined below) that (i) in the case of an Exchangeable Security that expires prior to the Maturity Date and requires payment as a condition to its conversion, exercise or exchange, may, in accordance with its terms and applicable law, be liquidated for cash on commercially reasonable terms (as determined by the Collateral Agent in its reasonable discretion) or (ii) in cases where clause (i) does not apply, (A) may, in accordance with its terms and applicable law, be transferred by i-STT Investments (Bermuda) to Credit Suisse First Boston Capital LLC, and Credit Suisse First Boston Capital LLC and the Company may distribute to the Holder of this SAILS, either independently of or concurrently with any Reference Securities to be so transferred and distributed (as determined by the Calculation Agent in its reasonable discretion), and (B) in respect of which Credit Suisse First Boston Capital LLC will obtain a valid, first priority perfected security interest in, and a first lien upon, such Transferable Exchangeable Securities subject to no other Lien (as defined below) (as determined by the Collateral Agent in its reasonable discretion).

“Lien” means any lien, mortgage, security interest, pledge, charge or encumbrance of any kind.

The “Current Value” means, for any item of Reference Property as of any date of determination:

•                  if the item consists of cash, the amount of cash;

•                  if the item consists of a Transferable Exchangeable Security, the greater of zero and the amount obtained by subtracting (A) the exercise price of such Transferable Exchangeable Security from (B) the sum of (x) the Current Value of the Marketable Equity Securities that a holder of such Transferable Exchangeable Security is entitled to receive as a result of its conversion, exercise or exchange and (y) the amount of any cash such holder is entitled to receive as a result of such conversion, exercise or exchange;

•                  if the item consists of a Reference Security, the Closing Price (as defined below) of such Reference Security on the first Trading Day preceding that date; and

•                  if the item consists of property other than cash, Reference Securities or Transferable Exchangeable Securities, the fair market value of that property as of 10:00 A.M., New York City time, on the first Settlement Business Day preceding that date.  The fair market value will be determined by a nationally recognized independent investment banking firm the Calculation Agent retains for this purpose.

 A “Reference Security” means any security that is part of the Reference Property (other than a Transferable Exchangeable Security).

“Exchangeable Securities” means any convertible, exercisable or exchangeable securities, including rights and warrants.

“Marketable Equity Securities” means shares of common equity securities listed on a U.S. national securities exchange or quoted on the Nasdaq National Market.

“Volume Weighted Average Price” means, on any date of determination for any Reference Security, the volume weighted average price per share of such Reference Security as reported on the Bloomberg terminal screen (or any successor or replacement terminal screen) upon input into such terminal screen of the key strokes assigned to such Reference Security; provided, that if the Bloomberg Financial Markets page does not report such information, such price that is the Closing Price of such Reference Security; and provided, further, that if the Volume Weighted Average Price of the Reference Security cannot be determined in the manner specified above, the market value of the Reference Security on that date as determined by a nationally recognized independent investment banking firm the Calculation Agent retains for this purpose.

The “Closing Price” means, for any Reference Security on any date of determination:

•                  the closing sale price of the Reference Security at the close of regular session trading on that date on the principal national securities exchange or automated quotation system on which that Reference Security is listed or quoted at that time (without regard to extended trading hours on that exchange or quotation system, if any) on that date;

•                  if the Closing Price of the Reference Security cannot be determined in the manner specified above, the last reported sale price of the Reference Security on that date on the principal national securities exchange or automated quotation system on which that Reference Security is listed or quoted at that time (without regard to extended trading hours on that exchange or quotation system, if any);

•                  if the Closing Price for the Reference Security cannot be determined in the manner specified above, the last quoted bid price of the Reference Security in the over-the-counter market on that date as reported by Pink Sheets LLC; and

•                  if the Closing Price of the Reference Security cannot be determined in the manner specified above, the average, as determined by the Calculation Agent, of the bid prices for the Reference Security obtained from as many recognized dealers of such Reference Security, but not exceeding three, as will make such bid prices available to the Calculation Agent.

“Trading Day” means, with respect to any Reference Security or Exchangeable Security, a day on which such Reference Security (1) is not suspended from trading on the principal national securities exchange or automated quotation system on which such Reference Security is listed or quoted at the close of regular session trading on such exchange or quotation system (without regard to extended trading hours, if any) and (2) has traded at least once on such exchange or quotation system.  In respect of an Exchangeable Security to which the preceding sentence does not apply, “Trading Day” means, as applicable, a day on which such Exchangeable Security may be exercised, exchanged or converted, or a day on which such Exchangeable Security may be traded in the principal market in which such Exchangeable Security is listed, quoted or traded at such time.

Adjustments

1.  Dilution Event.  A “Dilution Event” means an event in which the issuer of a Reference Security (i) subdivides or splits the outstanding units of such Reference Security into a greater number of units, (ii) combines the outstanding units of such Reference Security into a smaller number of units, or (iii) reclassifies (other than a reclassification pursuant to a Reorganization Event (as defined below)) all of the outstanding units of such Reference Security into units of another of such issuer’s Marketable Equity Securities.

If a Dilution Event occurs prior to the first Trading Day preceding the Maturity Date, the Reference Property Per SAILS will be adjusted on the effective date of the Dilution Event to include, in lieu of the units of the Reference Security affected by such Dilution Event that were part of the Reference Property Per SAILS immediately before the effective date of the Dilution Event, the number of units of the Reference Security or other security of such issuer that a holder would have been entitled to receive as a result of the Dilution Event, if the holder had held, immediately prior to that Dilution Event, the number of units of the Reference Security that were part of the Reference Property Per SAILS immediately before the effective date of the Dilution Event.

If a Dilution Event permits holders of Reference Securities to make an election with regard to the consideration they receive as a result of such Dilution Event, the provision above will apply to such consideration as i-STT Investments (Bermuda) elects to receive in such Dilution Event.

2.  Reorganization Event.  A “Reorganization Event” means (a) any consolidation, merger or amalgamation of an issuer of Reference Securities with or into another entity (other than a consolidation, merger or amalgamation in which such issuer of Reference Securities is the continuing corporation and in which the Reference Securities outstanding immediately prior to the consolidation, merger or amalgamation are not exchanged for cash, securities or other property), (b) any sale, transfer, lease or conveyance to another entity of the property of an issuer of Reference Securities as an entirety or substantially as an entirety, (c) (i) any statutory exchange of Reference Securities of an issuer with another corporation or (ii) a public offer for Reference Securities that results in a transfer of, or an irrevocable commitment to transfer, 95% or more of the then-outstanding Reference Securities of an issuer (excluding those Reference Securities owned by the offeror) (in each case other than a Reorganization Event referred to in clause (a) above), (d) any liquidation, dissolution, winding up, bankruptcy or insolvency of an issuer of Reference Securities or (e) any event in which the issuer of a Reference Security reclassifies (other than a reclassification pursuant to any Reorganization Event described in clause (a) through (d) above) all of the outstanding units of such Reference Security into property other than another of such issuer’s Marketable Equity Securities.

If a Reorganization Event occurs prior to the first Trading Day preceding the Maturity Date and:

(a)                   if U.S. tax counsel retained by i-STT Investments (Bermuda) and reasonably acceptable to the Collateral Agent has delivered, no later than five Trading Days prior to the effective date of the Reorganization Event, a legal opinion in form and substance satisfactory to the Collateral Agent to the effect that withholding under the Internal Revenue Code of 1986, as amended (the “Code”), is not required in respect of any cash, securities or other property to be received by the Collateral Agent in respect of any Reference Security as a result of such Reorganization Event, then,

(i)                                     the Reference Property Per SAILS will be adjusted on the effective date of the Reorganization Event to include, in lieu of (or in addition to, as the case may be) the units of the Reference Security affected by such Reorganization Event that were part of the Reference Property Per SAILS immediately before the effective date of the Reorganization Event, a number or amount of any cash (other than any cash required to be delivered to the Holder following a Cash Merger (as described below in “Early Repayment”) and/or Marketable Equity Securities that a holder would have been entitled to receive as a result of the Reorganization Event if the holder had held, immediately prior to that Reorganization Event, the number of units of the Reference Security that were part of the Reference Property Per SAILS immediately before the effective date of the Reorganization Event; and

(ii)                                  where applicable, as soon as practicable following the effective date of the Reorganization Event, the Collateral Agent will liquidate and turn into cash all securities or other property other than cash or Marketable Equity Securities received by the Collateral Agent in respect of the Reference Securities affected by the Reorganization Event; and the Reference Property Per SAILS will be adjusted on the date such liquidation is completed to include, in lieu of (or in addition to, as the case may be) any units of the Reference Security affected by such Reorganization Event that were part of the Reference Property Per SAILS immediately prior to such effective date, the amount of such cash proceeds divided by the number of SAILS then outstanding;

(b)               if no opinion of counsel conforming to the requirements stated in clause (a) above is delivered by the date prescribed therein, an Early Repayment Event (as defined below) will occur on the first Trading Day preceding the effective date of the Reorganization Event and an “Early Repayment Date” will occur on the day of such Early Repayment Event.  The Holder will receive, in respect of each SAILS, (A) an amount of Reference Property with an aggregate Current Value (as of the Early Repayment Date) equal to the product of (i) the Early Termination Rate (as defined below) as of the Early Repayment Date and (ii) the Current Value of the Reference Property Per SAILS as of the Early Repayment Date plus (B) an amount of cash equal to the Present Value Coupon Amount (as defined below).  Such Reference Property will be allocated on a pro rata basis among the Equinix Common Stock, securities, cash and/or other property constituting the Reference Property.  As promptly as reasonably practicable following an Early Repayment Event, the Company will, or will cause the Trustee to, deliver to the Holder a notice specifying the amount of Reference Property and cash to be delivered, and the Company will deliver such Reference Property and cash to the Holder within five Business Days after such notice.

If a Reorganization Event permits holders of Reference Securities to make an election with regard to the consideration they receive as a result of such Reorganization Event, clauses (a) and (b) above will apply to such consideration as i-STT Investments (Bermuda) elects to receive in such Reorganization Event.

3.  Distribution Event.  A “Distribution Event” means a distribution to all holders of Equinix Common Stock or any other Reference Security of evidences of indebtedness, shares of capital stock, securities, cash or other property (excluding any distribution that is a Dilution Event or a Reorganization Event), the record date of which occurs (i) on or after November 16, 2005 and (ii) prior to, but excluding, the first Trading Day preceding the Maturity Date.

In the event of a Distribution Event:

(a)                      if (i) the distribution is composed entirely of cash or (ii) the distribution includes both cash and property other than cash and clause (b)(ii) below does not apply, the Holder will receive in respect of each SAILS on the next interest payment date for the SAILS following such Distribution Event, cash in an amount equal to 70% of the amount of any cash distribution that a holder would have been entitled to receive as a result of the Distribution Event if the holder had held, on the record date in respect of the Distribution Event, the number of units of such Reference Security that were part of the Reference Property Per SAILS on such record date, as determined by the Calculation Agent as of such payment date.

(b)                     if the distribution includes property other than cash, and:

(i)                                if the distribution does not include any Non-Transferable Exchangeable Securities (as defined below) that require payment as a condition to their conversion, exercise or exchange, and U.S. tax counsel retained by i-STT Investments (Bermuda) and reasonably acceptable to the Collateral Agent has delivered, no later than five Trading Days prior to the ex-dividend date in respect of the Distribution Event, a legal opinion in form and substance satisfactory to the Collateral Agent to the effect that withholding under the Code is not required in respect of any securities or other property to be received by the Collateral Agent in respect of the relevant Reference Security as a result of such Distribution Event, then:

(A)                        if the distribution includes Marketable Equity Securities, the Reference Property Per SAILS will be adjusted on the payment date in respect of the Distribution Event to include, in addition to any units of the relevant Reference Security that were part of the Reference Property Per SAILS immediately prior to such payment date, the amount or number of any Marketable Equity Securities that a holder would have been entitled to receive as a result of the Distribution Event if the holders had held, on the record date in respect of the Distribution Event, the number of units of the Reference Security that were part of the Reference Property Per SAILS on such record date;

(B)                          if the distribution includes (x) Exchangeable Securities that expire prior to the Maturity Date and that do not require payment as a condition to their conversion, exercise or exchange, or (y) Non-Transferable Exchangeable Securities that expire on or after the Maturity Date and that do not require payment as a condition to their conversion, exercise or exchange, (a) the Reference Property Per SAILS will be adjusted to include, in lieu of such Exchangeable Securities, all cash and Marketable Equity Securities received in respect of the amount of the relevant Reference Security included in the Reference Property Per SAILS in connection with such conversion, exercise or exchange on the date on which such cash and/or Marketable Equity Securities are received by the Collateral Agent, and (b) the Reference Property Per SAILS will be adjusted on the date such liquidation is completed to include, in lieu of the relevant Exchangeable Securities, the amount of such cash proceeds divided by the number of SAILS outstanding;

(C)                          if the distribution includes Transferable Exchangeable Securities that expire on or after the Maturity Date and whose holders are entitled to receive, as a result of conversion, exercise or exchange, property consisting exclusively of cash and/or Marketable Equity Securities, the Reference Property Per SAILS will be adjusted on the payment date in respect of the Distribution Event to include, in addition to any units of the relevant Reference Security that were part of the Reference Property Per SAILS immediately prior to such payment date, the amount of such Transferable Exchangeable Securities received in the Distribution Event by the Collateral Agent in respect of the amount of the relevant Reference Security included in the Reference Property Per SAILS; and

(D)                         if the distribution includes securities or other property other than Marketable Equity Securities or Exchangeable Securities, or includes (x) Transferable Exchangeable Securities that expire on or after the Maturity Date and whose holders are entitled to receive, as a result of conversion, exercise or exchange, property other than cash and Marketable Equity Securities or (y) Transferable Exchangeable Securities that expire prior to the Maturity Date and that require payment as a condition to their conversion, exercise or exchange, the Reference Property Per SAILS will be adjusted on the date such liquidation is completed to include, in lieu of (or in addition to, as the case may be) any units of the relevant Reference Security that were part of the Reference Property Per SAILS immediately prior to such payment date, the amount of such cash proceeds divided by the number of SAILS outstanding; or

(ii)                                  if the distribution includes any Non-Transferable Exchangeable Securities that require payment as a condition to their conversion, exercise or exchange, or no opinion of counsel conforming to the requirements of subclause (b)(i) above is delivered by the date prescribed therein, an Early Repayment Event will occur on the first Trading Day preceding the ex-dividend date for the Distribution Event.  An “Early Repayment Date” will occur on the day of such Early Repayment Event, and in respect of each SAILS, the Holder will receive (A) an amount of Reference Property with an aggregate Current Value (as of the Early Repayment Date) equal to the product of (i) the Early Termination Rate and (ii) the Current Value of the Reference Property Per SAILS as of such Early Repayment Date plus (B) an amount of cash equal to the Present Value Coupon Amount.  Such Reference Property will be allocated on a pro rata basis among the Equinix Common Stock, securities, cash and/or other property constituting the Reference Property.  As promptly as reasonably practicable following an Early Repayment Event, the Company will deliver to the Holder a notice specifying the amount of Reference Property and cash to be delivered, and the Company will deliver such Reference Property and cash to the Holder within five Business Days after such notice.

 ”Non-Transferable Exchangeable Securities” means all Exchangeable Securities other than Transferable Exchangeable Securities.

The Reference Property will include all rights issued to all holders of a Reference Security pursuant to a rights agreement or shareholder rights plan adopted by the issuer of such Reference Security for the purpose of deterring coercive takeover activities (the “Anti-Takeover Rights”), regardless of whether such Anti-Takeover Rights are exercisable or have separated from such Reference Security prior to the Maturity Date.

Unless otherwise expressly provided in this Section, no adjustment, addition or substitution of Reference Property will result in any adjustment to the Initial Price or the Threshold Appreciation Price pursuant to the provisions of this Section.  In the event that the provisions in this Section or in “Early Repayment” below require adjustments, additions or substitutions of Reference Property or adjustments to the Initial Price or the Threshold Appreciation Price under more than one provision in respect of the same event, the Calculation

Agent will determine the appropriate provisions and apply such provisions in good faith so as to avoid any duplicative adjustments, additions or substitutions.  Notwithstanding the provisions in the third paragraph of “General” above, adjustments to the number of units of any Reference Security included in the Reference Property Per SAILS will be calculated to the nearest 1/10,000th of the applicable unit.  No adjustment to such number of units will be required unless such adjustment would require an increase or decrease of at least one percent in the number of units of the Reference Security included in the Reference Property Per SAILS; provided, however, that any adjustments that are not required to be made because they would have required an increase or decrease of less than one percent will be carried forward and taken into account in any subsequent adjustment, and such carried-forward adjustment will be made, regardless of whether the aggregated adjustment is less than one percent, upon the Maturity Date or as accelerated upon occurrence of certain events described below under “Early Repayment,” if applicable.

Early Repayment

An “Early Repayment Event” will occur if:

(a)                      i-STT Investments (Bermuda) commences a voluntary case or other proceeding seeking a liquidation, reorganization or other relief with respect to i-STT Investments (Bermuda) or i-STT Investments (Bermuda)’s debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of i-STT Investments (Bermuda) or over any substantial part of i-STT Investments (Bermuda)’s property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against i-STT Investments (Bermuda), or makes a general assignment for the benefit of creditors;

(b)                     an involuntary case or other proceeding is commenced against i-STT Investments (Bermuda) seeking liquidation, reorganization or other relief with respect to i-STT Investments (Bermuda) of i-STT Investments (Bermuda)’s debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of i-STT Investments (Bermuda) or over any substantial part of i-STT Investments (Bermuda)’s property; or an order for relief is entered against i-STT Investments (Bermuda) under any bankruptcy, insolvency or other similar law now or hereinafter in effect; or

(c)                      a Collateral Event of Default (as defined below) occurs.

 If such an Early Repayment Event occurs, an “Early Repayment Date” will immediately occur and the Company will become obligated, to the extent permitted by law, to deliver to the Holder, in respect of each SAILS, an amount of Reference Property with an aggregate Current Value (as of the Early Repayment Date) equal to the Early Repayment Value (as defined below) divided by the number of SAILS outstanding, allocated on a pro rata basis among Equinix Common Stock, securities, cash and/or other property constituting the Reference Property Per SAILS.

As promptly as reasonably practicable after receipt of the quotations on which the Early Repayment Value is based (or, as the case may be, after failure to receive any such quotations within the time period specified below), the Company will deliver to the Holder a notice specifying the amount of Reference Property required to be delivered and the Company will deliver such Reference Property to the Holder within five Business Days after such notice.

A “Collateral Event of Default” means, at any time, the occurrence of any of the following: (A) Credit Suisse First Boston Capital LLC does not have a valid, first priority perfected security interest in, and a first lien upon, the collateral pledged by i-STT Investments (Bermuda) under the Collateral Agreement (the “Collateral”) subject to no other Lien; (B) if no U.S. Government Securities are pledged at such time, failure of the Collateral to include Equinix Common Stock, Marketable Equity Securities and/or Transferable Equity Securities in each case in an amount at least equal to the Maximum Deliverable Number (as defined below) thereof and cash in an amount at least equal to the sum of all Cash Delivery Obligations (as defined below), if any; or (C) if any U.S. Government Securities are pledged as Collateral at such time, failure of the aggregate Pledge Value (as defined below) of the Collateral to be at least equal to the Pledge Value Requirement (as defined below) (taking into account that Equinix Common Stock, Marketable Equity Securities and Transferable Exchangeable Securities in excess of the Maximum Deliverable Number thereof will not constitute Eligible Collateral (as defined below)); provided that, in the case of a failure described in clause (C) of this paragraph, a Collateral Event of Default will occur only if such failure continues to be in effect at 4:00 p.m., New York City time, on the second Business Day following the day on which telephone notice in respect thereof shall have been given to i-STT Investments (Bermuda) pursuant to the Collateral Agreement.

“U.S. Government Securities” means direct obligations of the United States of America that mature on a date that is one year or less from the date such obligations are pledged under the Collateral Agreement, but in any event prior to the Maturity Date.

“Cash Delivery Obligations” means (A) if no Reorganization Event or Distribution Event shall have occurred prior to such time, zero, and (B) from and after any Reorganization Event or Distribution Event, the sum of all cash included in the Reference Property following a Reorganization Event or Distribution Event, if any.

“Pledge Value” means, as of any date and with respect to any particular type of Collateral, an amount equal to the aggregate Market Value (as defined below) of such Collateral divided by the Collateral Requirement (as defined below) for such Collateral.

“Maximum Deliverable Number” means, on any date, with respect to Equinix Common Stock, any Marketable Equity Security or any Transferable Exchangeable Security, the product of (i) 4,300,000 and (ii) such number of shares of Equinix Common Stock or of such

Marketable Equity Security or Transferable Exchangeable Security as shall be included in the Reference Property Per SAILS as of such date.

“Eligible Collateral” means (i) Equinix Common Stock, (ii) with respect to Cash Delivery Obligations, cash, and (iii) U.S. Government Securities and from and after any Dilution Event, Reorganization Event or Distribution Event, Marketable Equity Securities or Transferable Exchangeable Securities, provided, in each case, that (A) i-STT Investments (Bermuda) has good and marketable title thereto, free of all Liens (other than the Liens created by the Collateral Agreement) and Transfer Restrictions and (B) Credit Suisse First Boston Capital LLC has a valid, first priority perfected security interest therein and first lien thereon, and provided further that to the extent the number of shares of Equinix Common Stock, Marketable Equity Securities or Transferable Exchangeable Securities pledged under the Collateral Agreement exceeds at any time the Maximum Deliverable Number thereof, such excess shares of Equinix Common Stock, Marketable Equity Securities or Transferable Exchangeable Securities shall not be Eligible Collateral.

“Market Value” means, as of any date, (a) with respect to any U.S. Government Security, the product of (x)(i) the average unit bid price for such security on the Trading Day prior to such date as published in the New York edition of The Wall Street Journal or The New York Times or, if not so published, (ii) the lower bid price quoted on such date (or if such date is not a Trading Date, on the preceding Trading Date) by either of two nationally recognized dealers making a market in such security which are members of the National Association of Securities Dealers, Inc. and (y) the number of such units comprised in the outstanding principal amount of such U.S. Government Security, and (b) with respect to any other property, its Current Value; provided that the “Market Value” of any Ineligible Collateral shall be zero.

“Collateral Requirement” means, as of any date and with respect to (i) any Common Stock, 100%, (ii) any Marketable Equity Securities or Transferable Exchangeable Securities, 100%, (iii) any cash pledged in respect of Cash Delivery Obligations, 100%, (iv) any U.S. Government Securities pledged in respect of Cash Delivery Obligations, 105%, and (v) any other U.S. Government Securities, 150%.

“Ineligible Collateral” means Collateral that does not constitute “Eligible Collateral”.

The “Early Repayment Value” means an amount determined by the Calculation Agent on the basis of quotations from Independent Dealers (as defined below).  Each quotation will be for an amount that would be paid to the relevant Independent Dealer in consideration of an agreement between such Independent Dealer and a counterparty that would have the effect of preserving for the counterparty the economic equivalent of the payments and deliveries that the Holder would, but for the occurrence of the Early Repayment Date, have been entitled to receive after the Early Repayment Date (taking into account any adjustments to the Exchange Rate that may have been effected on or prior to the Early Repayment Date).  On or as soon as reasonably practicable following the Early Repayment Date, the Calculation Agent will request each Independent Dealer to provide its quotation as soon as reasonably practicable, but in any event within two Settlement Business Days.  The Calculation Agent will compute the Early Repayment

Value upon receipt of each Independent Dealer’s quotation; provided that if, at the close of business on the fourth Settlement Business Day following the Early Repayment Date, the Calculation Agent will have received quotations from fewer than five of the Independent Dealers, the Calculation Agent will compute the Early Repayment Value using the quotations, if any, it will have received at or prior to such time.  If at least four quotations are provided, the Early Repayment Value will be the arithmetic mean of the quotations remaining after disregarding the highest and lowest quotations received.  (For this purpose, if more than one quotation has the same highest or lowest value, then one of such quotations shall be disregarded.) If two or three quotations are provided, the Early Repayment Value will be the arithmetic mean of such quotations.  If one quotation is provided, the Early Repayment Value will be equal to such quotation.  If no quotations are provided, the Early Repayment Value will be the Current Value (as of the Early Repayment Date) of the Reference Property.

The “Independent Dealers” means five nationally recognized independent investment banking firms selected in good faith by the Calculation Agent; provided, however, that one of the five quotes may be requested from an affiliate of the Calculation Agent.

If an adjustment to the composition of the Reference Property Per SAILS is to occur as described under “Adjustment” and “Early Repayment,” and the Calculation Agent determines that immediately after giving effect to such adjustment, the Reference Property Per SAILS would no longer include any Marketable Equity Security, then (i) if the adjustment results from a Distribution Event, an Early Repayment Event will occur on the first Trading Day preceding the ex-dividend date in respect of such Distribution Event, and (ii) if the adjustment results from a Reorganization Event, an Early Repayment Event will occur on the first Trading Day preceding the effective date of such Reorganization Event.  An “Early Repayment Date” will occur on the day of such Early Repayment Event, and the Holder will receive in respect of each SAILS (A) an amount of Reference Property with an aggregate Current Value (as of the Early Repayment Date) equal to the product of (i) the Early Termination Rate and (ii) the Current Value of the Reference Property Per SAILS as of the Early Repayment Date plus (B) an amount of cash equal to the Present Value Coupon Amount.  Such Reference Property will be allocated on a pro rata basis among the Equinix Common Stock, securities, cash and/or other property constituting the Reference Property Per SAILS.  As promptly as reasonably practicable following an Early Repayment Event, the Company will deliver to the Holder a notice specifying the amount of Reference Property and cash to be delivered, and the Company will deliver such Reference Property and cash to the Holder within five Business Days after such notice.  This paragraph will not apply to a Cash Merger (as described below) in respect of which the consideration offered per share of Equinix Common Stock consists entirely of cash.

The “Present Value Coupon Amount” as of any date is the sum of the present values of the remaining scheduled payments of interest on the SAILS being repaid, discounted to the date on which the SAILS are to be repaid on a quarterly basis, assuming a 360-day year consisting of twelve 30-day months, at a rate equal to the Adjusted Treasury Rate (as defined below) plus 50 basis points.

The “Adjusted Treasury Rate” will be the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the day on which the Company gives notice of the repayment, on the display designated as “Page 5” on the Telerate Access Service (or such other display as may replace Page 5 on the Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the remaining term to maturity of the SAILS or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the day on which the Company gives notice of the repayment, in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining term to maturity of the SAILS (such implied yield to be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the remaining term to maturity of the SAILS, and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the remaining term to maturity of the SAILS.  The Present Value Coupon Amount will be calculated by the Calculation Agent.

A “Cash Merger” is any consolidation, amalgamation or merger of Equinix with or into another entity that is consummated prior to the Maturity Date (other than (a) a consolidation, amalgamation or merger in which Equinix is the continuing corporation and in which the Equinix Common Stock outstanding immediately prior to the consolidation, amalgamation or merger is not exchanged for cash, securities or other property of Equinix or another corporation or (b) a Reorganization Event as a result of which an Early Repayment Event occurs as described under clause 2(b) of “Adjustments” above) whereby the percentage of the consideration offered per share of Equinix Common Stock consisting of cash is 30% or higher.  For purposes of determining whether the percentage of the consideration offered per share of Equinix Common Stock consisting of cash is 30% or higher, the cash offered will be equal to the maximum amount of cash offered per share of Equinix Common Stock in such merger, and the consideration offered per share of Equinix Common Stock will be equal to the aggregate Current Value of the cash and non-cash consideration offered per share of Equinix Common Stock in such merger (in each case, determined as of the effective date of such merger).

Any consideration offered per share of Equinix Common Stock other than cash will be treated in the same manner as property received in a Reorganization Event.

If a Cash Merger occurs, (i) on a Trading Day determined by the Calculation Agent, which will be no earlier than two Trading Days and no later than five Trading Days following the receipt by holders of Equinix Common Stock of the consideration from such Cash Merger, the Holder will receive an amount of cash per SAILS equal to the sum of (A) the product of (1) the percentage of the consideration offered per share of Equinix Common Stock consisting of cash (the “Cash Percentage”), (2) the Early Termination Rate as of the effective date of the Cash Merger, and (3) the consideration offered per share of Equinix Common Stock times the number of shares of Equinix Common Stock included in the Reference Property Per SAILS at the end of the first Trading Day preceding the effective date of the Cash Merger plus

(B) the product of (1) the Present Value Coupon Amount and (2) the Cash Percentage; and (ii) the Initial Price and the Threshold Appreciation Price will be adjusted by multiplying each by a percentage equal to 100% minus the Cash Percentage.  The adjustments required by this clause (ii) will be in addition to any other adjustments to the Initial Price or the Threshold Appreciation Price described under “Adjustments” above and “Early Repayment.” If 100% of the consideration offered per share of Equinix Common Stock consists of cash, then, upon the delivery required under clause (i) above, the Company will cease to have any further obligations to the Holder and the SAILS will terminate.  If a partial Early Repayment occurs following a Cash Merger, then beginning on the Repayment Date, interest will accrue on the initial principal amount of the SAILS held by Holder as reduced by the Cash Percentage of the initial principal amount of the SAILS held by such Holder.

The “Early Termination Rate” means the rate determined by the Calculation Agent in accordance with the table below on the basis of (i) the date of determination and (ii) the Current Value of one share of Equinix Common Stock (or of such amount of the relevant Reference Security as shall be included in the Reference Property Per SAILS at the time of determination) as of the date of determination.  For purposes of determining the Early Termination Rate in accordance with the table below, in cases where the exact Current Value and/or the exact date of determination is not set forth on the table, the Early Termination Rate will be determined: (a) first, if the exact Current Value is between two Current Values on the table, by straight-line interpolation between the Early Termination Rates set forth in the rows that correspond to the Current Values immediately above and below the exact Current Value, and (b) second, if the exact determination date is between two determination dates on the table, by straight-line interpolation between the Early Termination Rates set forth in the columns that correspond to the determination dates immediately to the right and left of the exact determination date (or, if applicable, between the Early Termination Rates interpolated pursuant to clause (a) in respect of the exact Current Value for the determination dates immediately to the right and left of the exact determination date).  All numbers resulting from any of the calculations hereunder will be rounded, if necessary, to the nearest one hundred-thousandth (fifth decimal place), with five one-millionths being rounded upwards.

Date of Determination

	15-May-06	15-Nov-06	15-May-07	15-Nov-07	15-May-08	16-Nov-08
$15.00	0.99109	0.99570	0.99926	1.00000	1.00000	1.00000
$17.50	0.98273	0.98929	0.99533	0.99970	1.00000	1.00000
$20.00	0.97253	0.98049	0.98883	0.99639	1.00000	1.00000
$22.50	0.96119	0.96983	0.97972	0.99031	0.99895	1.00000
$25.00	0.94942	0.95801	0.96849	0.98111	0.99512	1.00000
$27.50	0.93780	0.94577	0.95589	0.96910	0.98731	1.00000
$30.00	0.92672	0.93371	0.94276	0.95512	0.97478	1.00000
$32.50	0.91647	0.92228	0.92980	0.94025	0.95813	1.00000
$35.00	0.90716	0.91175	0.91758	0.92553	0.93910	1.00000
$37.50	0.89886	0.90228	0.90644	0.91175	0.91984	0.95093
$40.00	0.89154	0.89392	0.89655	0.89942	0.90217	0.89150
$42.50	0.88516	0.88663	0.88796	0.88879	0.88721	0.84783
$45.00	0.87963	0.88036	0.88064	0.87988	0.87534	0.84781
$47.50	0.87488	0.87500	0.87449	0.87261	0.86643	0.84779
$50.00	0.87080	0.87047	0.86938	0.86678	0.86004	0.84777
$52.50	0.86732	0.86665	0.86517	0.86220	0.85563	0.84775
$55.00	0.86436	0.86345	0.86173	0.85864	0.85268	0.84773
$57.50	0.86184	0.86077	0.85893	0.85590	0.85075	0.84772
$60.00	0.85970	0.85854	0.85668	0.85382	0.84953	0.84771
$62.50	0.85788	0.85669	0.85486	0.85224	0.84876	0.84769
$65.00	0.85635	0.85515	0.85340	0.85106	0.84828	0.84768
$67.50	0.85504	0.85387	0.85224	0.85018	0.84799	0.84767
$70.00	0.85394	0.85281	0.85130	0.84952	0.84782	0.84766
$72.50	0.85300	0.85193	0.85056	0.84903	0.84771	0.84765
$75.00	0.85221	0.85121	0.84997	0.84867	0.84765	0.84764
$77.50	0.85154	0.85060	0.84949	0.84840	0.84761	0.84764
$80.00	0.85096	0.85010	0.84911	0.84820	0.84758	0.84763
$82.50	0.85048	0.84969	0.84881	0.84805	0.84757	0.84762
$85.00	0.85006	0.84934	0.84857	0.84794	0.84756	0.84762
$87.50	0.84971	0.84905	0.84838	0.84786	0.84755	0.84761
$90.00	0.84941	0.84881	0.84822	0.84779	0.84754	0.84760

If an Event of Default (as defined in the Indenture) with respect to the SAILS shall have occurred and be continuing, an amount of Reference Property with an aggregate Current Value (as of the date of such Event of Default) equal to the Early Repayment Value divided by the number of SAILS outstanding, allocated on a pro rata basis among Equinix common stock, securities, cash and/or other property constituting Reference Property, and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable in respect of each SAILS, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions which provide that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Securities of any series with the written consent of the Holders of a majority in principal amount of the outstanding Securities of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Securities of such series; provided that, without the consent of each Holder of the Securities of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder’s Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the Principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Security of such series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of Principal of or interest on any Security of such Holder; or (iv) modify any of the provisions of the Indenture governing supplemental indentures with the consent of Securityholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

It is also provided in the Indenture that, subject to certain conditions, the Holders of at least a majority in principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as is then accelerable) of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected.  Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

The Indenture provides that a series of Securities may include one or more tranches (each a “tranche”) of Securities, including Securities issued in a Periodic Offering.  The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price.  Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Securities, redemption of the Securities, Events of Default of the Securities, defeasance of the Securities and amendment of the Indenture, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to a board resolution or a supplemental indenture establishing such series or tranche.

No reference herein to the Indenture and no provision of this SAILS or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Total Exchange Amount and interest on this SAILS in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

The SAILS are issuable initially only in registered form without coupons in minimum denominations of $35.46 and integral multiples of $35.46 in excess thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

This Security is not subject to redemption or exchange by the Company or at the option of the Holder prior to the Maturity Date.

The Company and each Holder and beneficial owner by acceptance hereof hereby agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the SAILS for all tax purposes as a forward purchase contract to purchase Equinix Common Stock at the time that the Company delivers Equinix Common Stock to the Holder (or to the Trustee for the Holder’s benefit) (the “delivery date”). Under the terms of this forward purchase contract: (1) at the time of issuance of the SAILS the Holder deposits irrevocably with the Company a fixed amount of cash equal to the purchase price of the SAILS to assure the fulfillment of the Holder’s purchase obligation described below, which deposit will unconditionally and irrevocably be applied on the delivery date to satisfy such obligation; (2) the Company will be obligated to pay a return on such deposit at a rate equal to the stated rate of interest on the SAILS as compensation to the Holder for the Company’s use of such cash deposit during the term of the SAILS; and (3) on the delivery date such cash deposit unconditionally and irrevocably will be applied by the Company in full satisfaction of the Holder’s obligation under the forward purchase contract, and the Company will deliver to the Holder (or to the Trustee for the Holder’s benefit) the number of shares of Equinix Common Stock that the Holder is entitled to receive at that time pursuant to the terms of the SAILS (subject to the Company’s right to deliver cash in lieu of Equinix Common Stock).

Upon due presentment for registration of transfer of this SAILS at the office or agency of the Company in the Borough of Manhattan, The City of New York, new SAILS of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this SAILS (whether or not this SAILS shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the Total Exchange Amount and, subject to the provisions hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any SAILS, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this SAILS.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within SAILS and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to
transfer such SAILS on the books of the Issuer, with full power of substitution in the premises.

Signature:

Dated:
NOTICE:The signature to this assignment must correspond with the name as written upon the face of the within SAILS in every particular without alteration or enlargement or any change whatsoever.